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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Evergreen Media Corporation:


We consent to incorporation by reference in the Registration Statements on Form S-3 (No. 33-93874) and Form S-8 (Nos. 33-83124 and 333-04379) of Evergreen Media
Corporation of our report dated February 9, 1996, except for note 14(b), which is as of February 14, 1996, and note 1(m), which is as of August 8, 1996, relating to the consolidated balance sheets of Evergreen Media Corporation and subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A dated September 3, 1996 filed by Evergreen Media Corporation.


                                   KPMG Peat Marwick LLP


Dallas, Texas
September 18, 1996